                                                                    EXHIBIT 99.p

                                EXHIBIT 23(p)(2)
                CODE OF ETHICS - AEGON/TRANSAMERICA SERIES TRUST

                                                                 Appendix 1.13-a

                         TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/ TRANSAMERICA SERIES TRUST
                        TRANSAMERICA INCOME SHARES, INC.
                    (EACH A "FUND," COLLECTIVELY THE "FUNDS")

                                 CODE OF ETHICS

I.    INTRODUCTION

      A. Statement of Purpose. All of the Funds seek to foster a reputation for integrity and professionalism. The confidence and trust placed in us by investors in the Funds is something we should value and endeavor to protect. To further that goal, this Code of Ethics (the "Code") is designed to prevent persons with access to a Fund's trading information from engaging in inappropriate personal investing in connection with a security held or to be acquired by a Fund and avoid conflicts of interest in connection with personal securities transactions.

      B. General Principles. This Code of Ethics is designed to ensure that those persons who have access to information regarding the portfolio securities activities of a Fund do not use that information illegally, including for their own personal benefit and/or to the detriment of a Fund. Every person to whom this Code is applicable should keep in mind the following general principles:

            1. Persons to whom this Code is applicable are fiduciaries. No person to whom this Code is applicable should knowingly place his or her own interests ahead of those of any of the Funds or their shareholders;

            2. No person to whom this Code is applicable should use knowledge of transactions by a Fund, or any shareholder of the Funds, to his or her profit or advantage or take inappropriate advantage of his or her position within any of the Funds;

            3. All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest or any abuse of an individual's position of trust and responsibility within the Funds or their investment advisers;

            4. Information concerning the composition of a Fund's security holdings is confidential;

            5. Failure to comply with this Code may result in disciplinary action, including termination of employment; and

            6. The purpose of this Code is to protect the Funds' shareholders by

                  a.    deterring misconduct,

                  b. educating employees regarding the expectations and laws governing their conduct,

                                                                 Appendix 1.13-a

                  c.    guarding against violations of the securities laws, and

                  d. establishing procedures for employees to follow so that the Funds may determine whether their employees are complying with the ethical principles.

II.   DEFINITIONS

      A. "Access Person" means (i) each trustee, director, officer or Advisory Person of a Fund or of a Fund's investment adviser, and
            (ii) each trustee, director, officer or general partner of a Fund's or Portfolio's principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund or Portfolio for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Funds or any Portfolio regarding the purchase or sale of Covered Securities.

      B. "Advisory Person" means (1) any employee of a Fund, an adviser to a Fund, or any company in a control relationship to the Funds or their advisers, as defined under the Act, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (2) any natural person in a control relationship to the Funds or their advisers who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Covered Security by the Fund or a Portfolio.

      C. "Act" means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

      D. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      E. "Beneficial Ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person should consider himself the beneficial owner of Covered Securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such Covered Securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or re-vest title in himself now or in the future.

      F. "Chief Compliance Officer" or "CCO" refers to the Funds' chief compliance officer.

      G.    "Covered Security" means any security under the broad definition of
            Section 2(a)(36) of the Act except: (i) direct obligations of the United States government, (ii) bankers' acceptances, bank CDs, commercial paper, and high quality short-term debt instruments

                                                                 Appendix 1.13-a

            (including repurchase agreements), and (iii) shares of open-end investment companies, other than non-money market shares issued by the Funds.

      H. "Director" means any individual serving as a Director or Trustee on the Board of a Fund.

      I. "Disinterested Director" means any Director who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Act.

      J. "Initial public offering" or "IPO" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

      K. "Investment Personnel" of the Funds or a Portfolio means (i) any employee of the Funds or the Funds' investment advisers (or of a company in a control relationship to the Funds) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds or a Portfolio, and (ii) any natural person who controls the Funds or a Portfolio and who obtains information concerning recommendations made to the Funds or a Portfolio regarding the purchase or sale of securities.

      L. "Limited Offering" is an offering that is exempt from registration under the 1933 Act pursuant to sections 4(2) or 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

      M.    "Portfolio" refers to any series of the Funds.

      N. "Purchase or sale" includes the writing of an option to purchase or sell.

III.  LEGAL REQUIREMENTS

      A. Rule 17j-1(b) under the Act makes it unlawful for any Access Person, or person otherwise affiliated with either the Funds, their investment advisers or their principal underwriters, in connection with the purchase or sale by such person of a security "held or to be acquired" by any Fund or a Portfolio:

            1. To employ any device, scheme or artifice to defraud the Funds or a Portfolio;

            2. To make to the Funds or a Portfolio any untrue statement of a material fact or omit to state to the Funds or a Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds or a Portfolio; or

            4. To engage in any manipulative practice with respect to the Funds or a Portfolio.

                                                                 Appendix 1.13-a

      B. A security is "held or to be acquired" if it is a Covered Security (or an option for or exchangeable for a Covered Security) and within the most recent 15 days

            1. the security is or has been held by the Funds or a Portfolio, or

            2. the security is being or has been considered by the Funds or a Portfolio or the investment adviser for the Funds or a Portfolio for purchase by the Funds or a Portfolio.

IV.   FUNDS' POLICY

It is the policy of the Funds that no Access Person, or person otherwise affiliated with either the Funds, their investment advisers or their principal underwriters, shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1.

As further indicated herein, Access Persons who are also Access Persons of an investment adviser, sub-adviser or principal underwriter of the Funds generally are only subject to the code of ethics of the investment adviser, sub-adviser or principal underwriter, each of which must be approved by the Boards of Directors of the Funds in accordance with this Code Ethics.

V.    REPORTING REQUIREMENTS

      A. In order to provide the Funds' CCO or his/her delegate with information to enable it to determine with reasonable assurance whether the Funds' policies are being observed by their Access Persons, the following reports shall be completed and submitted to the Funds' CCO or his delegate.

            1. Initial Holdings Reports. Each person becoming an Access Person of the Funds or of a Portfolio, other than a Disinterested Director, shall within 10 days after becoming an Access Person submit a report in the form attached hereto as Exhibit A (an "Initial Holdings Report") showing all holdings in Covered Securities in which the person had any direct or indirect Beneficial Ownership at the time he or she became an Access Person. This Initial Holdings Report shall also indicate any brokers, dealers or banks with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Such reports need not show holdings over which such person had no direct or indirect influence or control. This report must be current as of a date no more than 45 days prior to the date the reporting person becomes an Access Person.

            2.    Quarterly Transaction Reports.

                  a. Each Access Person of the Funds or of a Portfolio, other than a Disinterested Director, shall submit reports each calendar quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") showing all transactions in Covered Securities in which the person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership. These reports shall be filed no later than 30 days

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                                                                 Appendix 1.13-a

                        after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

                  b. Each Disinterested Director shall submit the same quarterly report as required under the paragraph above, but only for transactions in Covered Securities where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Funds or a Portfolio. No report is required if the Director had no direct or indirect influence or control over the transaction.

            3. Annual Holdings Reports. Each Access Person of the Funds or of a Portfolio, other than a Disinterested Director, shall by the 30th day of January of each year submit a report in the form attached hereto as Exhibit A (an "Annual Holdings Report") showing all holdings in Covered Securities in which the person had any direct or indirect Beneficial Ownership within the previous calendar year. This Annual Holdings Report shall also indicate any brokers, dealers or banks with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Such report need not show holdings over which such person had no direct or indirect influence or control. The information in the report must be current as of a date no more than 45 days before the report is submitted.

      B.    Exceptions to Reporting Obligations.

            1. Quarterly Report Exception. In the case of quarterly reports, any Access Person may supply to the Funds, in lieu of such reports, duplicate copies of broker trade confirmations or account statements with respect to the Access Person provided that such confirmations and/or account statements covering the relevant calendar quarter are: (i) received by the appropriate personnel within the Funds within ten days of the end of the calendar quarter and (ii) contain all the information required in the Transaction Security Report. In addition, an Access Person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.

            2.    Duplicate Filing Exceptions.

                  a. An Access Person of the Funds who is also an Access Person of an investment adviser or sub-adviser to the Funds need not submit reports otherwise required by this Section provided that either

                        (1) such person submits to such investment adviser or sub-adviser forms prescribed by the Code of Ethics of such adviser or sub-adviser containing substantially the same information as called for in the forms required by this Section, or

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                                                                 Appendix 1.13-a

                        (2) the information in such report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940.

                  b. An Access Person of the Funds who is also an Access Person of the Funds' principal underwriter need not submit reports otherwise required by this Section provided that such person submits to the principal underwriter forms prescribed by the Code of Ethics of such principal underwriter containing substantially the same information as called for in the forms required by this Section.

                  c. An Access Person of the Funds who is also an Access Person of the Funds' administrator may submit reports required by this Section on forms prescribed by the Code of Ethics of such administrator provided that such forms contain substantially the same information as called for in the forms required by this Section.

      C.    Review of Periodic Reports.

            1. The written reports specified above, or the duplicate confirmations, account statements and reports submitted in lieu of such reports, shall be delivered to the CCO or his/her delegate. The CCO or his/her delegate shall periodically review such reports, duplicate confirmations, and account statements, and maintain copies thereof as required by Rule 17j-1(f) under the Act, with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person's position of trust and responsibility within the Funds or their investment advisers. Before making any determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under this Code and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material. The CCO or his/her delegate will review the reports in light of such factors that he/she deems appropriate, which may include, among others:

                  a. An assessment of whether the Access Person followed any required internal procedures, such as pre-clearance;

                  b.    Comparison of personal trading to any restricted lists;
                        and

                  c. Periodically analyzing the Access Person's trading for patterns that may indicate abuse, including market timing.

            2. The CCO shall establish and maintain records of Access Persons of the Funds who are required to make periodic reports under this Section of the Code and shall establish and maintain records of any delegate responsible for reviewing such reports. The CCO shall notify each Access Person who is required to make periodic reports of their obligations under this Section of the Code.

                                                                 Appendix 1.13-a

VI.   PRE-CLEARANCE OF SECURITIES TRANSACTIONS

Investment Personnel must obtain approval from the CCO or his/her delegate before directly or indirectly acquiring beneficial ownership in any securities in an IPO or a Limited Offering. Investment Personnel who are subject to the code of ethics of the Funds' investment adviser, sub-adviser or principal underwriter need not submit to this procedure provided that such person is subject to a similar procedure under such other code of ethics.

VII.  ACKNOWLEDGMENT AND CERTIFICATION

Upon becoming subject to this Code and annually thereafter, all persons to whom this Policy is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Code on the form in Exhibit C, and return it to the CCO or his/her delegate. All persons to whom this Code is applicable shall receive a copy of any amendments to the Code and are required to submit a written acknowledgement that they have received, read, and understood the amendments to the Code.

VIII. RECORDKEEPING

The Funds shall maintain records with respect to this Code in the manner and to the extent set forth below and as required by applicable law.

            1. A copy of this Code which is in effect, or at any time within the past five years has been in effect, shall be preserved in an easily accessible place.

            2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

            3. A copy of each report made or duplicate confirmation or account statement received pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            4. A list of all persons who are, or within the past five years have been, required to make reports or who are or were responsible for reviewing these reports shall be maintained in an easily accessible place.

            5. A copy of each report required to be submitted to the Board of Directors of the Funds pursuant to this Code shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

            6. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities as described in this Code for at least five years after the end of fiscal year in which approval is granted.

IX.   REPORTS TO THE BOARDS AND SANCTIONS

      A.    Annual Reports.

                                                                 Appendix 1.13-a

            1. The Boards of Directors of the Funds shall receive annual reports from the CCO or his/her delegate, and each investment adviser (including sub-advisers) and principal underwriter to the Funds which summarizes existing procedures for compliance with this Code and any changes in the procedures made during the past year and identifies any recommended changes in existing restrictions or procedures based upon the Funds' experience with the Code, evolving industry practice, or developments in applicable laws or regulations.

            2. The annual report must certify that the Funds, their investment adviser and sub-advisers, and their principal underwriters, have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code and and.

      B. Quarterly Reports. The Boards of Trustees/Directors of the Funds shall receive a quarterly report from the CCO or his delegate with respect to any material violations requiring significant remedial action during the preceding calendar quarter.

      C. The Board shall consider reports made to it hereunder and shall determine whether this Code has been violated. Upon determination that a violation of this Code has occurred, the Board of Directors/Trustees of the affected Fund(s), as the case may be, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

X.    APPROVAL OF CODE AND MATERIAL AMENDMENTS THERETO

      A. Initial Approval. The Boards of Directors of the Funds, including a majority of the Disinterested Directors thereof, shall approve this Code of Ethics, as well as the applicable codes of ethics of any principal underwriters for the Funds, and of each investment adviser and sub-adviser to any Fund. No principal underwriter of a Fund or investment adviser or sub-adviser to a Fund may be appointed unless and until the code of ethics of that entity has been approved by the Board of Directors of the applicable Fund, including a majority of the Disinterested Directors thereof.

      B. Amendment. Following initial approval of the code of ethics of any principal underwriter of a Fund or any investment adviser or sub-adviser to a Fund, any material change to such code must be approved by the Board of Directors/Trustees of the applicable Fund, including a majority of the Disinterested Directors thereof, within six months of such amendment. No amendment of this Code may be made unless and until approved by the Boards of Directors/Trustees of the Funds, including a majority of the Disinterested Directors thereof.

      C. Certificates. In approving a code of ethics, the Board of Directors/Trustees of the applicable Fund shall have secured a certification from the entity that adopted the code that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the code in question.

Effective: December 8, 2004

EXHIBIT A:

                   DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

SELECT ONE: [ ] INITIAL HOLDINGS REPORT
            [ ] ANNUAL HOLDINGS REPORT

This report shall set forth information on your securities holdings* in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you or any Fund, as required by the Funds' Code of Ethics. In lieu of listing each security position below, you may instead authorize your broker to mail duplicate copies of your brokerage statements to the Funds' CCO. (Please see the Code of Ethics for more information) Please return this Disclosure and/or brokerage statements to Tony Pedata of the Fund Compliance Unit, Mail bin 305E620.

                       TYPE OF SECURITY (COMMON BOND,   NAME OF BROKER -
NAME OF SECURITY               OPTION, ETC.)            DEALER OR BANK       ACCOUNT NUMBER

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

To the best of my knowledge, I certify that I have disclosed all of my Securities Holdings.

______________  _______________  _________  ____________________________________
PRINT NAME      SIGNATURE        DATE       YEAR ENDED (FOR ANNUAL REPORTS ONLY)

* Securities that are EXEMPT from being reported on this Form include: (i) securities that are direct obligations of the U. S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of the registered open-end investment companies; and (iv) currencies. Information for initial reports must be current as of a date no more than 45 days prior to the date you become an "Access Person." Information for annual reports must be current as of a date no more than 45 days before you submit your report.

EXHIBIT B:

                          QUARTERLY TRANSACTIONS REPORT

This report of personal securities transactions pursuant to the Code of Ethics is required by Rule 17j-1 of the Investment Company Act of 1940. The report must be completed, signed, and submitted to Tony Pedata of the Fund Compliance Unit not later than 30 days after the end of each calendar quarter. Refer to the Code of Ethics for further instructions. If you have no transactions to report, please check to box below and sign the Report.

                                                                                                       DATE PRECLEARANCE
              BUY,   SECURITY NAME, DESCRIPTION AND                                                    OBTAINED FROM FUND
            SELL OR  TYPE OF SECURITY (COMMON, BOND,                      PRINCIPAL    BROKER -          COMPLIANCE (AS
TRADE DATE   OTHER            OPTION, ETC.)           QUANTITY    PRICE    AMOUNT    DEALER OR BANK       APPLICABLE)
_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

[ ] I had no personal securities transactions during the preceding calendar quarter that were required to be reported on this Schedule.

The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities

______________    _________________    ____________________     _______________
(Print Name)      (Signature)          (Quarter Ending)         (Date)

RETURN TO: Tony Pedata, Fund Compliance Unit, 3rd Floor, Mail Bin 305E620

EXHIBIT C:

                        ACKNOWLEDGMENT AND CERTIFICATION

      I acknowledge receipt of the Code of Ethics of Transamerica IDEX Mutual Funds, AEGON/Transamerica Series Trust and Transamerica Income Shares, Inc. I have read and understand this Code of Ethics and agree to be governed by it at all times. Further, if I have been subject to this Code during the preceding year, I certify that I have complied with the requirements of this Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

                                                     ___________________________
                                                    (signature)

                                                     ___________________________
                                                    (printed name)

Date: _________________________